SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported):  August 5, 2010

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299
(Commission File No)	(I.R.S. Employer Identification No.)
1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)

(305)854-6803
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 5, 2010, HMG/Courtland Properties, Inc. (the “Company”) held its annual meeting of shareholders.  At that meeting, the shareholders elected all of the Company’s nominees for director and approved the renewal of the Advisory Agreement between the Company and HMG Advisory Corp.  The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

1.	Election of Directors:

	For	Withheld

Maurice Wiener	673,130	150,929
Larry Rothstein	673,130	150,929
Walter Arader	673,130	150,929
Richard Wiener	685,758	138,301
Harvey Comita	685,758	138,301

There were no broker non-votes for the election of directors.

2.	Renewal of Advisory Agreement:

For	Against	Abstain

684,857	139,102	100

There were no broker non-votes for the renewal of the Advisory Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	HMC/COURTLAND PROPERTIES, INC

	By:	/S/ LAWRENCE ROTHSTEIN
Lawrence Rothstein
Principal Financial Officer
Date:    August 6, 2010